SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2009
______________________

UNIVERSAL HOLDINGS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	333-152571
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1353 Old Temescal Road, Suite 108
Corona, California 92881
(Address of principal executive offices)

1 (888) 991-1114
(Registrant’s telephone number)

P.O. Box 8851
Rocky Mount, North Carolina 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a)           all references to “UVHO” or “Universal” refers to Universal Holdings, Inc., a Nevada corporation.

(b)           all references to the “Coronado” refers to Coronado Acquisition LLC, a Nevada limited liability company.

(c)           all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to UVHO and its subsidiary Coronado.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on September 21, 2009, we purchased 100% of the outstanding membership units of Coronado Acquisition, LLC from its sole member and unitholder, Michael Hlavsa (the “Unit Purchase Agreement”).  A copy of the Unit Purchase Agreement is attached hereto as Exhibit 10.1.  In connection with the Unit Purchase Agreement, we also agreed to convert a note that was issued by Coronado to certain noteholders on May 31, 2009 in the principal amount of $3,250,000 (the “Coronado Note”).  The Coronado Note was issued by Coronado to Matthew Jennings as agent for Capital Asset Lending, Inc., a California corporation, Westmoore Lending, LLC, a California limited liability company, and Westmoore Lending Opportunities, LLC, a California limited liability company (collectively, the “Coronado Noteholders”).  Pursuant to the terms of the Coronado Note, Coronado, at its option, may pay the principal amount [of $3,250,000] in shares of a publicly listed company at the rate of one dollar and fifty five cents per share provided the publicly traded company is in current status with its SEC filing requirements and at the time of tender is quoted on the OTCBB.  Accordingly, under the terms of the Coronado Note, Universal has agreed to issue an aggregate of 2,100,000 shares of its common stock, par value $0.0001 per share, (the “Common Stock”) to the Coronado Noteholders in full satisfaction of the Coronado Note (the “Note Conversion” and, together with the Unit Purchase Agreement, the “Transaction”).  A copy of the Coronado Note is attached hereto as Exhibit 10.2.

In connection with the Unit Purchase Agreement, we intend to amend the articles of incorporation of Universal Holdings Inc. to change our name to Recovery Energy, Inc. to better reflect our business plan.

Pursuant to the Transaction, Coronado became our wholly-owned subsidiary. The directors of UVHO have approved the Unit Purchase Agreement and the transactions contemplated under the Unit Purchase Agreement. Accordingly, UVHO has ceased its previous operations and changed its business plan to be consistent with Coronado’s business as an independent energy company engaging in the development, production and marketing of oil and gas in North America.

As a further condition of the Transaction, the current officers and directors of the Company resigned effective immediately at the Closing Date and Jeffrey Beunier was appointed as the new director and officer of the Company.

This transaction is more fully described in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

In connection with the purchase of the Units of Coronado and the change in our business plan, we have also entered into a letter of intent with Gary’s Drilling LLC and its principal, Gary Smith, for the operation and maintenance of our oil rigs.  Additionally, Gary’s Drilling, LLC will also identify and assist us in pursuing opportunities to lease our rigs under a daily lease program whereby our rigs may be leased to third parties in consideration for the payment of a daily rental fee.  The letter of intent also contemplates the terms of an employment agreement and equity incentive and retention agreement for Gary Smith whereby he will be compensated at the rate of $150,000 per year salary and be entitled to 200,000 shares of our common stock as a performance incentive under the proposed employment agreement, with 25,000 shares vesting each quarter for three years from the date of the agreement. In connection with the arrangement with Gary’s Drilling, an option to purchase 300,000 shares of our Common Stock at $0.50 per share shall be granted the party that introduced the business opportunity to us.  As of the date hereof, no definitive agreement has been entered into.

On September 21, 2009, in connection with Transaction and the Unit Purchase Agreement, Universal issued 85,000 shares (the “Lock-Up Shares”) of its Common Stock to Tryon Capital Ventures, LLC (“Tryon”) under certain conditions and Tryon agreed to lock-up and not sell its shares (the “Lock-up Agreement”).  Under the terms of the Lock-Up Agreement, half of the 85,000 shares become available for resale after 12 months from the date of the Lock-Up Agreement and the remaining shares will be eligible for resale after 18 months. A copy of the Lock-Up Agreement is included as Exhibit 10.3 to this Current Report. Additionally, after the term of the Lock-Up, if the value of the 85,000 Lock-Up Shares is above $200,000, then Universal shall have the option to call all the 85,000 Lock-Up Shares back for a payment of $200,000.  And, after the term of the Lock-Up, if the value of the 85,000 Lock-Up Shares is below $50,000, then Tryon shall have the option to put the 85,000 Lock-Up Shares back to Universal for the purchase of $50,000.

On September 21, 2009, Coronado entered into a non-exclusive financial advisor letter agreement with C.K. Cooper & Company, Inc. to advise the Company regarding strategic matters.  In its capacity as financial advisor, CK Cooper will undertake a complete review and evaluation of us and our assets, and provide a market valuation of our business; assist management with the creation of a strategic overview, including the definition of execution points and assist in the implementation of this plan; assist in the negotiation with potential lenders, joint venture partners and investors; advise us on our strategic positioning, market perception and manners in which to enhance share value, valuation multiples and overall liquidity; evaluate, advise and execute corporate finance transactions; and assist us in analyzing purchase proposals received.  As compensation for these services, Coronado and we agreed to pay CK Cooper $125,000, $25,000 at the execution of the Agreement and $10,000 per month for 10 consecutive months.  Such compensation shall be paid in common stock of Universal at a price of $5 per share.  Accordingly, upon the execution of the Agreement, we issued CK Cooper 5,000 shares of our common stock.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Transaction

As described in Item 1.01 above, on September 21, 2009, we acquired Coronado, a company engaged in the oil services business through its ownership and operation of medium depth oil drilling rigs. In connection with our change in business direction, we intend to engage in the business of developing, producing and marketing of oil & gas in North America.  The closing of the Transaction took place on September 21, 2009 (the “Closing” or the “Closing Date”). On the Closing Date, pursuant to the terms of the Unit Purchase Agreement, we acquired all the issued and outstanding ordinary units of Coronado from the Coronado Member; and the Coronado Member transferred and contributed all of their membership interests to us. Coronado became a wholly-owned subsidiary of UVHO following the transaction.  Contemporaneous to the Unit Purchase Agreement, we agreed to convert an outstanding note issued by Coronado into our common stock at a conversion price of $1.55 per share pursuant to the terms of the Coronado Note.  Accordingly, we issued a total of 2,100,000 shares of Common Stock to the Coronado Noteholders, their designees or assigns, which totals 48.96% of the issued and outstanding Common Stock of UVHO on a fully-diluted basis, not including the 5,000,000 shares issued to Lenny M. Roof and Judith Lee which will be cancelled pursuant to the terms of their cancellation agreement.

Lenny M. Roof and Judith Lee, the shareholders and former officers and directors agreed to cancel a total of the 5,000,000 shares of UVHO Common Stock they owned at the expiration of the 120 day period following the Closing of the Transaction.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Transaction.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Unit Purchase Agreement, with such information reflecting the Company and its securities upon consummation of the Unit Purchase Agreement.

Overview of Our Business

General

We are a development stage independent energy company engaged in the services sector of the oil and gas industry through our ownership and operation of medium depth oil drilling rigs. In connection with our change in business direction, we principally intend to engage in the development, production, and marketing of oil & gas in North America through the application of engineering expertise, to enhance recovery and achieve the most effective results possible. Specifically, we intend to specialize in using modern secondary and tertiary recovery techniques on older, historically productive fields. Higher oil & gas prices, and advances in technology such as 3-D seismic acquisition and evaluation and carbon dioxide (CO2) injection, should enable us to capitalize on attractive sources of potential recoverable oil & gas.

We currently own two drilling rigs consisting of a Spencer Harris 5000 Rig and a Cardwell Rig, both capable of medium depth drilling to approximately 6,500 feet. Subject to certain equipment upgrades being completed, our current business is to continuously deploy our rigs in the field to generate daily lease revenue from third parties when not in use on properties we intend to acquire, and to ensure equipment availability for our own properties, when those properties are acquired. The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may increase substantially and their availability may be limited.

We will seek opportunities where we can deploy our drilling/service rig fleet to assist in the participation in and maximization of various opportunities with the plan to focus on drill-to-earn partnerships whereby we intend to obtain an economic interest in oil properties in exchange for delivering our drilling services, as well as our plan for acquisition opportunities that we identify in our target oil and gas industry.

Over the past several years there has been a renewed focus on domestic exploration and production within the United States.  Buoyed by growing international demand and coupled with continued political stress in major oil producing nations, the value of domestic hydrocarbon reserves has increased and should continue to command a premium for the foreseeable future.  When evaluating the outlook for natural gas as compared to oil, we believe the pricing curve favors oil and, thus, through our focus on on-shore domestic oil production we believe we are positioned to generate above average investment returns in the future.

We will focus on applying technology and services to increase the incremental recovery factor of certain mature oil basins within the United States.  Over the past fifteen years the energy industry has been one of the largest users of computing power and has essentially become a technology driven industry.  Most unsuccessful or dry-holes are now drilled on computer screens versus in the field.  The impact of technology has not only improved the economics of drilling but it has dramatically impacted the recovery factor of existing oil in place.  For decades certain basins have been water-flooded, steam flooded, CO2 flooded and even fire flooded.  All of these efforts have been focused on increasing the recovery factor of known oil reserves that could not be produced or produced economically prior to the evolution of varying technologies.

For the majority of domestic U.S. oil basins the easily attainable oil has been found, suggesting in our opinion that new found oil production will be discovered through deeper, more complex conventional drilling activities, and through un-conventional shale-type opportunities, however, we believe easy to extract oil opportunities do remain.

The decline in oil prices in the 1980’s created a trend of the major oil companies to underemphasize and under-invest in the United States oil properties into more lucrative international oil development opportunities.  We believe this void has resulted in numerous oil fields being un-economic at twenty-two dollars per barrel oil though making economically feasible at a fifty-five dollar per barrel or higher oil price environment.  We plan to utilize our service platform, consisting of our rigs and related equipment and our know-how, to identify, acquire and enhance properties that provide either down-hole improvements, additional behind-pipe zones or down spacing opportunities.  Furthermore, re-completion, modern frac technology and enhanced recovery will all be taken into consideration for both the acquisition and exploitation of various properties.

Our Business Strategy

Our business strategy is designed to create stockholder value by generating growth in oil & gas reserves, production volumes and cash flow through the successful execution of proven engineering extraction processes, including tertiary recovery operations in areas in which we believe we will attain an attractive return on our invested capital while minimizing geological risk. Key elements of our business strategy include the following:

•
Pursue attractive reserve and leasehold acquisitions that provide the opportunity for the use of enhanced oil recovery (EOR) techniques, which offer significant upside potential while not exposing us to risks associated with drilling new field wildcat wells in frontier basins;

•
Pursue selective complementary acquisitions of long-lived producing properties which include a high degree of operating control, and oil & gas entities that offer opportunities to profitably develop oil & gas reserves;

•	Drive growth through technology and drilling by supplementing long-term reserve and production growth through the use of modern reservoir characterization, engineering, and production technology; and
•
Maximize operational control by operating a significant portion of its assets and continuing to serve as operator of future properties when possible, enabling us to control costs, timing, and all development, production and exploration activities.

•	Deploy our rigs in the field to generate daily lease revenue from leases to third parties when not in use on properties we intend to acquire; and
•	To ensure drilling equipment availability for our own properties, when those properties are acquired; and
•	Pursue the acquisition of additional rigs to maximize our lease income and to compliment our drilling activities.

We are focused around our ability to create and maximize shareholder value by leveraging the knowledge and expertise of our industry partners with regard to specific oil and natural gas projects, coupled with the knowledge and experience of our management team, in an effort to rapidly grow our diversified portfolio of oil and natural gas producing properties.

We intend to achieve a balanced portfolio of producing properties by participating in oil and natural gas projects, both onshore and offshore, targeting low-to-medium risk projects that provide meaningful reserve, production and cash flow growth. To date, we have focused our acquisition efforts on oil and natural gas properties and prospects principally located in the United States.

It is our belief that the exploration and production industry’s most significant value creation occurs through the drilling of successful exploratory wells and the enhancement of oil recovery in mature fields. Our goal is to create significant value while maintaining a low cost structure. To this end, our business strategy includes the following elements:

Negotiated acquisitions of properties. We intend to acquire properties based on our view of the pricing cycles for oil and natural gas and available exploration and development opportunities of proved, probable and possible reserves associated with such properties. Our acquisition strategy centers around direct negotiations with oil and natural gas companies, as well as opportunistic acquisitions from non-operator financial investors in select properties.

Leasing of prospective acreage. In the course of our business, we may identify drilling opportunities on properties that have not yet been leased. We may take the initiative to lease acreage and sell all or any portion of the leased acreage to other companies that want to participate in the drilling and development of the prospective acreage.

Controlling Costs. We intend to maximize our returns on capital by minimizing our expenditures on general and administrative expenses. We also intend to minimize initial capital expenditures on geological and geophysical overhead, seismic data, hardware and software by partnering with cost efficient operators. We believe that by limiting our overhead costs, we will be able to better control total costs and retain flexibility in terms of project management.

Maximize return on properties. We own our rigs and intend to acquire additional rigs to ensure equipment availability for our own properties such that they are continuously deployed in the field on our acquired properties. The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel, which we believe have resulted in increased costs and shortages of equipment in program areas we operate.

Material Contract

On May 31, 2009, Coronado entered into an Equipment Purchase Agreement (the “Equipment Purchase Agreement”) between Capital Asset Lending, Inc., a California corporation, Westmoore Lending, LLC, a California limited liability company, and Westmoore Lending Opportunities, LLC, a California limited liability company (the “Sellers”).  Pursuant to the Equipment Purchase Agreement, Coronado acquired the rights to use certain drilling equipment.  Such equipment has an estimated value of $3,250,000 but requires approximately $400,000 of capital investment to bring it into working condition.  As consideration for the sale of the equipment to Coronado, Coronado agreed to issue the Sellers a promissory note in an amount equal to $3,250,000 which, if Coronado becomes a subsidiary of a publicly traded company, can be converted into shares of common stock of Coronado’s parent, publicly traded company at a conversion price of $1.55 per share.  A copy of the Equipment Purchase Agreement is attached as Exhibit 10.4.

Oil Market Conditions and Trends

At a 2009 meeting of the Organization of the Petroleum Exporting Countries, or OPEC, the oil minister of Saudi Arabia stated his belief that a low oil price always sowed the seeds of a future price rise, since it led to underinvestment and that the only question this time is how quickly the strain will emerge. We believe oil industry is short of equipment and manpower due to decades of underinvestment in the 1980s and 1990s when oil prices were low.  We believe that left the oil industry struggling to expand despite the strong price signal of recent years, and thus not optimally positioned to cater to substantial new markets in the developing world, including China and India where oil consumption has been growing more rapidly than more mature economies. At the height of the pricing boom in 2008 when the price repeatedly reached historical record highs production outside OPEC even fell.

The decline in the price of oil from its peak in July 2008 to its low in February 2009 was the most precipitous decline oil markets have ever experienced. Demand for oil is still falling as the world economy contracts. The International Energy Agency (“IEA”), an intergovernmental body which advises wealthy countries, believes that global oil consumption will fall by 2.6 million barrels per day (b/d) in 2009, or about 3%. The decline in 2009 follows a fall of 200,000 barrels per day in 2008. World demand has not shrunk for two consecutive years since the early 1980s.

In the quarter ending June 30, 2009, oil inventories in the United States have been higher than ever at the same time of year, and higher than at any point in the past except September 1990 during the period immediately prior to the first Gulf War. Despite this, the global consulting firm, McKinsey is predicting an oil-supply shortage in the next few years.

We believe as soon as the world economy starts growing again that demand for oil will once again outstrip the ability of the industry to supply it. We believe the seemingly ample cushion of inventories and spare capacity will quickly be exhausted, sending oil prices higher. We believe the global recession has only interrupted the “supercycle” of which many analysts have referred to where the normal boom-and-bust cycle of oil and other commodities give way to a protracted period of high prices, as ever-growing demand from emerging markets consumes everything the extractive industries could produce.

At the same time, oil firms are not pumping nearly as much oil as their capacity allows. OPEC has announced three separate rounds of production cuts since September 2008 in an attempt to steady oil prices. In all, OPEC has vowed to reduce its output by 4.2 million barrels per day. That leaves them with as much as 6.0 million barrels per day of spare capacity to bring back into use should demand pick up.

Despite this growing glut, the price of oil has been rising steadily in the quarter ending June 30, 2009. On May 20, 2009, the price of oil closed above $60 a barrel for the first time in more than six months prior to that date. That marks an increase of more than 75% since February 12, 2009, when oil prices sank below $34, representing the fourth-biggest three-month rise on record. The price of futures contracts suggests that energy traders see the price rising higher still in the coming months and years.

We believe that the explanation is simple and that oil industry participants are worried because they believe that many of the factors behind the record-breaking ascent last year remain in place today. For example, much of the world’s “easy” oil has already been extracted, or alternatively is less accessible given the control of nationalist governments that will not allow foreigners to exploit reserves. We believe that leaves firms to explore for new reserves in increasingly inhospitable and inaccessible places such as the deep waters off Africa or the frozen oceans of the Arctic. Such fields take a long time and a significant amount of expensive technology to develop, while new discoveries tend to be smaller than in the past and to run dry faster.

We believe there is an opportunity for specialty firms like ours to compete effectively in the development, production, and marketing of oil & gas in North America.

Employees

As of September 21, 2009, we have a total of one (1) employee. We believe that our employee relations are good. Our employees are not subject to any collective bargaining agreements, and we are not aware of any current efforts to implement such agreements.

RISK FACTORS

Investing in UVHO’ shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect UVHO’ business, financial condition and results of operations and cause a decline in the market price of its shares. You should carefully consider all of the risks described in this Form 8-K, in addition to the other information contained in this Form 8-K, before you make an investment in UVHO’ shares.  Unless otherwise indicated, references to “UVHO” shall include its operating subsidiary Coronado.

Risks Related to Our Industry

Oil and natural gas prices are volatile. A decline in prices could adversely affect our financial position, financial results, cash flows, access to capital and ability to grow.

Our revenues, operating results, profitability and future rate of growth depend primarily upon the prices we receive for the oil and natural gas we produce and sell. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. Historically, the markets for oil and natural gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and natural gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market and political uncertainty and other factors that are beyond our control, including:

•	worldwide and domestic demands and supplies of oil and natural gas;
•	weather conditions;
•	the price and availability of alternative fuels;
•	the availability of pipeline capacity;
•	the price and level of foreign imports;
•	domestic and foreign governmental regulations and taxes;
•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
•	political instability or armed conflict in oil-producing regions; and
•	the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves.

Government regulation may adversely affect our business and results of operations.

Oil and natural gas operations are subject to various and numerous federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, injection of substances, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations.

The transportation and storage of refined products include the risk that refined products and other hydrocarbons may be suddenly or gradually released into the environment, potentially causing substantial expenditures for a response action, significant government penalties, liability to government agencies and private parties for natural resources damages, personal injury, or property damages and significant business interruption. We own or lease a number of properties that have been used to store or distribute refined and unrefined products for many years. Many of these properties have also been operated by third parties whose handling, disposal, or release of hydrocarbons and other wastes were not under our control. As a result, we may incur substantial expenditures and/or liabilities to third parties or governmental entities which could have a material adverse effect on us.

The oil and natural gas industry is capital intensive, and we may not be able to raise the necessary capital in the future.

The oil and natural gas industry is capital intensive. We make substantial capital expenditures for the acquisition, exploration for and development of oil and natural gas reserves.

Historically, we have financed capital expenditures primarily with cash generated by operations, proceeds from bank borrowings and sales of our equity securities. Our cash flow from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;
•	the level of oil and natural gas we are able to produce from existing wells;
•	the prices at which oil and natural gas are sold; and
•	our ability to acquire, locate and produce new reserves.

Any one of these variables can materially affect our ability to borrow under our revolving credit facility.

If our revenues or the borrowing base under our revolving credit facility decreases as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future drilling projects. We may, from time to time, seek additional financing, either in the form of increased bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

Risks Related to Our Business

Our limited history makes an evaluation of us and our future difficult and profits are not assured.

Prior to the Transaction on September 21, 2009, we were inactive with no significant operations. In connection with the Transaction, we decided to focus our business on the acquisition of attractive crude oil and natural gas prospects, and the exploration, development and production of oil and natural gas on these prospects. However, we do not have a long operating history in our current business. In view of our limited history in the oil and natural gas business, you may have difficulty in evaluating us and our business and prospects. You must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. For our business plan to succeed, we must successfully undertake most of the following activities:

•	Find and acquire rights in attractive oil and natural gas properties;
•
Develop our oil and natural gas properties, including the successful application of EOR technologies and procedures, to the point at which oil and natural gas are being produced in commercially viable quantities;

•	Contract with third party service providers regarding services necessary to develop our oil and natural gas wells;
•	Contract with transporters and purchasers of our commercial production of oil and natural gas;
•	Maintain access to funds to pursue our capital-intensive business plan;
•	Comply with all applicable laws and regulations;
•	Implement and successfully execute our business strategy;
•	Respond to competitive developments and market changes; and
•	Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploitation and production activities will produce oil and natural gas in commercially viable quantities. There can be no assurance that sales of our oil and natural gas production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

If we cannot obtain sufficient additional capital when needed, we will not be able to continue with our business strategy. In addition, significant infusions of additional capital may result in dilution to your ownership and voting rights in our securities.

Our business strategy is to acquire interests in mature oil fields with established reserves that have declined to marginal production levels, but possess significant remaining upside exploitation potential, and implement various secondary and tertiary enhanced oil recovery operations. We are focused on acquiring undervalued properties that feature enhanced recovery opportunities. As we continue to find acquisition candidates, we may require additional capital to finance the acquisitions as well as to conduct our EOR operations. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. If we cannot raise the additional capital required to implement our business strategy, we may be required to curtail operations or develop a different strategy, which could adversely affect our financial condition and results of operations. Further, any future debt, if any, financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

Exploration and development drilling and the application of waterflooding and EOR techniques may not result in commercially productive reserves.

We do not always encounter commercially productive reservoirs through our drilling operations or our application of waterflooding or EOR techniques. The new wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in wells we drill or participate in. The engineering data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or natural gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Our efforts will be unprofitable if we drill dry holes or wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs or our application of waterflooding or EOR techniques is not successful. Further, our drilling and other operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	unexpected drilling conditions;
•	title problems;
•	pressure or irregularities in formations;
•	equipment failures or accidents;
•	adverse weather conditions; and
•	increases in the costs of, or shortages or delays in the availability of, chemicals, drilling rigs and equipment.

The departure of key personnel could adversely affect our ability to run our business.

Our future success is dependent on the personal efforts, performance and abilities of key management, Jeffrey Beunier, our Chairman and Chief Executive Officer. He is the integral part of our daily operations. We do not maintain any key life insurance policies for any of our executive officers or other personnel. Although, to our knowledge, none of our senior management currently has any plans to retire or leave our company in the near future, the loss of any of them could significantly impact our business until adequate replacements can be identified and put in place.

We face strong competition from larger oil and natural gas companies, which makes it difficult to conduct profitable operations.

Our competitors include major integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

Failure to maintain effective internal controls could have a material adverse effect on our operations.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent auditors addressing our internal controls and management's assessment. Effective internal controls are necessary for us to produce reliable financial reports. If, as a result of deficiencies in our internal controls, we cannot provide reliable financial reports, our business decision process may be adversely affected, our business and operating results could be harmed, we may be in violation of our lending covenants, investors could lose confidence in our reported financial information, and the price of our stock could decrease as a result. There can be no guarantee that we will not have deficiencies in our disclosure controls and internal controls in the future.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

Our operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as:

•	fires;
•	natural disasters;
•	explosions;
•	pressure forcing oil or natural gas out of the wellbore at a dangerous velocity coupled with the potential for fire or explosion;
•	weather;
•	failure of oilfield drilling and service tools;
•	changes in underground pressure in a formation that causes the surface to collapse or crater;
•	pipeline ruptures or cement failures;
•	environmental hazards such as natural gas leaks, oil spills and discharges of toxic gases; and
•	availability of needed equipment at acceptable prices, including steel tubular products.

Any of these risks can cause substantial losses resulting from:

•	injury or loss of life;
•	damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	regulatory investigations and penalties;
•	suspension of our operations; and
•	repair and remediation costs.

Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We do not currently maintain insurance against any of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase.

We do not insure against the loss of oil or natural gas reserves as a result of operating hazards, insure against business interruption or insure our field production equipment against loss. Losses could occur for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

There are risks in acquiring producing properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

Our business strategy includes growing our reserve base through acquisitions. Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

We are continually investigating opportunities for acquisitions. In connection with future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing.

Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expense, all of which could have a material adverse effect on our financial condition and operating results.

Terrorist activities may adversely affect our business.

Terrorist activities, including events similar to those of September 11, 2001, or armed conflict involving the United States may adversely affect our business activities and financial condition. If events of this nature occur and persist, the resulting political and social instability could adversely affect prevailing oil and natural gas prices and cause a reduction in our revenues.

In addition, oil and natural gas production facilities, transportation systems and storage facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to our operations is destroyed or damaged. Costs associated with insurance and other security measures may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

Part of our business is seasonal in nature which may affect the price of our oil and natural gas.

Weather conditions affect the demand for and price of oil and natural gas. Demand for oil and natural gas is typically higher during winter months than summer months. However, warm winters can also lead to downward price trends. As a result, our results of operations may be adversely affected by seasonal conditions.

Risks Relating to the Oil and Natural Gas Industry

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to meet our capital expenditure obligations and financial commitments and to implement our business strategy.

Oil and natural gas are commodities and are subject to wide price fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production and the levels of our production depend on numerous factors beyond our control. These factors include the following:

•	changes in global supply and demand for oil and natural gas;
•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	the price and quantity of imports of foreign oil and natural gas;
•	acts of war or terrorism;
•	political conditions and events, including embargoes, affecting global oil-producing activity;
•	the level of global oil and natural gas exploration and production activity;
•	the level of global oil and natural gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	the price and availability of alternative fuels; and
•	market concerns about global warming or changes in governmental policies and regulations due to climate change initiatives.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but may also reduce the amount of oil and natural gas that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would materially and adversely affect our business, financial condition and results of operations.

Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and revenue are highly dependent on our success in efficiently developing our current reserves and acquiring additional recoverable reserves. We may not be able to develop, find or acquire reserves to replace our current and future production at costs or other terms acceptable to us, or at all, in which case our business, financial condition and results of operations would be materially and adversely affected.

The unavailability or high cost of drilling rigs, equipment supplies or personnel could adversely affect our ability to execute our exploration and development plans.

The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may increase substantially and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us or our operators due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our financial condition and results of operations could be materially and adversely affected.

Lack of pipeline access, gathering systems and production equipment may hinder our access to oil and natural gas markets or delay our production.

The marketability of our production depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. For example, there are no gathering systems in some of the program areas where we have acreage. Therefore, if drilling results are positive in these program areas, new gathering systems would need to be built to deliver any gas production to markets. There can be no assurance that we would have sufficient liquidity to build such systems or that third parties would build systems that would allow for the economic development of any such production.

We deliver our production through gathering systems and pipelines that we do not own. These facilities may not be available to us in the future. Our ability to produce and market our production is affected and also may be harmed by:

•	the lack of pipeline transmission facilities or carrying capacity;
•	federal and state regulation of oil and natural gas production; and
•	federal and state transportation, tax and energy policies.

Any significant change in our arrangement with gathering system or pipeline owners and operators, or other market factors affecting the overall infrastructure facilities servicing our properties, could adversely impact our ability to deliver the oil and natural gas that we produce to markets in an efficient manner or the prices we receive. In some cases, we may be required to shut in wells, at least temporarily, for lack of a market because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver our production to market.

We are exposed to operating hazards and uninsured risks.

Our operations are subject to the risks inherent in the oil and natural gas industry, including the risks of:

•	fire, explosions and blowouts;
•	pipe failure;
•	abnormally pressured formations; and
•	environmental accidents such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, brine or well fluids into the environment (including groundwater contamination).

These events may result in substantial losses to us from:

•	injury or loss of life;
•	severe damage to or destruction of property, natural resources and equipment;
•	pollution or other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation;
•	penalties and suspension of operations; or
•	attorney’s fees and other expenses incurred in the prosecution or defense of litigation.

As is customary in our industry, we maintain insurance against some, but not all, of these risks. We cannot assure you that our insurance will be adequate to cover these losses or liabilities. We do not carry business interruption insurance. Losses and liabilities arising from uninsured or underinsured events may have a material adverse effect on our financial condition and operations.

The producing wells in which we have an interest occasionally experience reduced or terminated production. These curtailments can result from mechanical failures, contract terms, pipeline and processing plant interruptions, market conditions and weather conditions. These curtailments can last from a few days to many months.

Our industry is highly competitive which may adversely affect our performance, including our ability to participate in ready to drill prospects in our core areas.

We operate in a highly competitive environment. In addition to capital, the principal resources necessary for the exploration and production of oil and natural gas are:

•	leasehold prospects under which oil and natural gas reserves may be discovered;
•	drilling rigs and related equipment to explore for such reserves; and
•	knowledgeable personnel to conduct all phases of oil and natural gas operations.

We must compete for such resources with both major oil and natural gas companies and independent operators. Virtually all of these competitors have financial and other resources substantially greater than ours. We cannot assure you that such materials, equipment and resources will be available when needed. If we are unable to access material, equipment and resources when needed, we risk suffering a number of adverse consequences, including:

•	the breach of our obligations under the oil and natural gas leases by which we hold our prospects and the potential loss of those leasehold interests;
•	loss of reputation in the oil and natural gas community;
•	a general slow-down in our operations and decline in revenue and cash flow; and
•	decline in market price of our common stock.

Prospects that we decide to drill may not yield oil or natural gas in commercially viable quantities.

A prospect is a property in which we own an interest and have what we believe, based on available seismic and geological information, to be indications of oil or natural gas reserves. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to be drilled to a prospect that will require substantial additional seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas reserves in sufficient quantities to recover drilling or completion cost or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas reserves will be present or, if present, whether oil or natural gas reserves will be present in commercial quantities. We cannot assure you that the analysis we perform using data from other wells, more fully explored prospects and/or producing fields will be useful in predicting the characteristics and potential reserves associated with our drilling prospects.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the exploration, production and sale of oil and natural gas, and operating safety. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

•	land use restrictions;
•	lease permit restrictions;
•	drilling bonds and other financial responsibility requirements, such as plugging and abandonment bonds;
•	spacing of wells;
•	unitization and pooling of properties;
•	safety precautions;
•	operational reporting; and
•	taxation.

Under these laws and regulations, we could be liable for:

•	personal injuries;
•	property and natural resource damages;
•	well reclamation cost; and
•	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. It is also possible that a portion of our oil and natural gas properties could be subject to eminent domain proceedings or other government takings for which we may not be adequately compensated.

Our operations may incur substantial expenses and resulting liabilities from compliance with environmental laws and regulations.

Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

•	require the acquisition of a permit before drilling commences;
•	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
•	impose substantial liabilities for pollution resulting from our operations.

Failure to comply with these laws and regulations may result in:

•	the assessment of administrative, civil and criminal penalties;
•	incurrence of investigatory or remedial obligations; and
•	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if our operations met previous standards in the industry at the time they were performed. Our permits require that we report any incidents that cause or could cause environmental damages.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

Prior to the closing of the Transaction, there has been no public trading market for our shares. If an active trading market for our shares does not develop and continue, your investment may lack liquidity and the value of our shares may decline

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above the initial public offering price.

The price of our shares after the closing of this offering may fluctuate widely, depending upon many factors, including:

•	the perceived prospects for the insurance industry in general;
•	differences between our actual financial and operating results and those expected by investors;
•	changes in the share price of public companies with which we compete;
•	news about our industry and our competitors;
•	changes in general economic or market conditions including broad market fluctuations;
•	adverse regulatory actions; and
•	other factors listed in this section or otherwise.

Our shares may trade at prices significantly below current levels in which case, holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company’s common equity drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We will incur increased costs as a result of being an operating public company.

As an operating public company, we will incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated. For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Such additional costs going forward could negatively impact our financial results.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company after completion of this offering. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

Management’s Discussion and Analysis or Plan of Operation

We did not conduct any operations during periods up through the date of the acquisition of control of Coronado.  However, we have included elsewhere in this report the historical consolidated financial statements of UVHO for the year ended April 30, 2009 and 2008 and for the three months ending July 31, 2009.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of UVHO for the year ended April 30, 2009 and 2008 and for the comparative three month period ended July 31, 2009 and 2008 and should be read in conjunction with such financial statements and related notes included in this report.

Management’s discussion and analysis contains various forward-looking statements. These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or use of negative or other variations or comparable terminology.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  See “Risk Factors” elsewhere in this Form 8-K

Plan of Operation

We are a development stage independent energy company engaged in the services sector of the oil and gas industry through our ownership and operation of medium depth oil drilling rigs. In connection with our change in business direction, we principally intend to engage in the development, production, and marketing of oil & gas in North America through the application of engineering expertise, to enhance recovery and achieve the most effective results possible. Specifically, we intend to specialize in using modern secondary and tertiary recovery techniques on older, historically productive fields. Higher oil & gas prices, and advances in technology such as 3-D seismic acquisition and evaluation and carbon dioxide (CO2) injection, should enable us to capitalize on attractive sources of potential recoverable oil & gas.

We currently own two drilling rigs consisting of a Spencer Harris 5000 Rig and a Cardwell Rig, both capable of medium depth drilling to approximately 6,500 feet. Subject to certain equipment upgrades being completed, our current business is to continuously deploy our rigs in the field to generate daily lease revenue from third parties when not in use on properties we intend to acquire, and to ensure equipment availability for our own properties, when those properties are acquired. The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may increase substantially and their availability may be limited.

We will seek opportunities where we can deploy our drilling/service rig fleet to assist in the participation in and maximization of various opportunities with the plan to focus on drill-to-earn partnerships whereby we intend to obtain an economic interest in oil properties in exchange for delivering our drilling services, as well as our plan for acquisition opportunities that we identify in our target oil and gas industry.

Liquidity and Capital Resources

As of July 31, 2009 we had $140 in cash.  The only asset we have is the Equipment Purchase Agreement which was entered into on May 31, 2009.  It is valued at $3,250,000.

While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of this strategy to generate revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Revenues

For the period from inception through July 31, 2009, we had no revenue. Expenses incurred while under development for the period totaled from inception through July 31, 2009 were $231,056 resulting in a net loss of $231,056.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended April 30, 2009. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently issued accounting pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below:

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

Subsequent Events

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”.(“SFAS No. 165”) This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009.  The Company has adopted SFAS No. 165 and is evaluating the effect it will have on its financial statements.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued FSP FAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The implementation of FSP FAS No. 157-4 did not have a material on the Company’s financial position and results of operations.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments ". The objective of an other-than-temporary impairment analysis under existing U.S. generally accepted accounting principles (GAAP) is to determine whether the holder of an investment in a debt or equity security for which changes in fair value are not regularly recognized in earnings (such as securities classified as held-to-maturity or available-for-sale) should recognize a loss in earnings when the investment is impaired. An investment is impaired if the fair value of the investment is less than its amortized cost basis. FSP FAS No. 115-2 and FAS No. 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted.  The implementation of FSP FAS No. 115-2 and FAS No. 124-2 did not have a material impact on the Company’s financial position and results of operations.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP FAS No. 107-1 and APB No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments". This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The Company has adopted “FSP” No. SFAS 107-1 and APB 28-1 and is evaluating the effect it will have on its consolidated financial statements.

Amendments to the Impairment Guidance of EITF Issue No. 99-20

In January 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20". This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an otherthan- temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. This Issue is effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The adoption of FSP EITF 99-20-1 did not have a material effect on the Company’s consolidated financial statements

Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

In June 2009, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 09-1, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”. This Issue is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. Share lending arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity has not reached a final settlement as of the effective date are within the scope of this Issue. This Issue requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. This Issue is effective for arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Early adoption is not permitted. The Company is currently assessing the impact of FSP EITF 09-1 on its financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The implementation of FSP FAS No. 142-3 is not expected to have a material impact on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 did not have a material effect on the Company’s consolidated financial statements

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. SFAS No. 157 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009. The adoption of SFAS No.157 on January 1, 2009 for financial assets and liabilities did not have a material effect on the Company’s consolidated financial statements.

Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders

The following table sets forth the number of shares of common stock of UVHO, beneficially owned by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting of Securities

Jeffrey Beunier	0	0%	0%
All Officers and Directors as a group(1 person)	0	0%	0%
Capital Asset Lending, Inc.	541,800	12.6%	12.6%
Westmoore Lending, LLC	1,127,700	26.3%	26.3%
Westmoore Lending Opportunities, LLC	430,500	10%	10%
____________________________

Directors and Executive Officers Following the Closing of the Transaction

Executive Officers and Directors

The following discussion sets forth information regarding the executive officers and directors of UVHO as at the date hereof.  The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he/she has held in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Jeffrey Beunier	36	President, Acting CFO and Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Jeffrey Beunier has an at will employment contract with us for a start date of September 14, 2009.  Pursuant to the terms of his employment, he is receiving a base salary of $200,000 per year and a stock option to purchase 220,000 shares of common stock which shall vest in equal installments on a quarterly basis for three years.  Additionally, he will be entitled to royalty interests of 1% on all acquired leases, wells and properties sourced by Mr. Beunier during the time of his employment.  Mr. Beunier will also be entitled to an annual bonus subject to the board’s approval.  A copy of his employment agreement is attached hereto as Exhibit 10.5.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, employees and directors, including our Chief Executive Officer and senior executives. This Code of Ethics is filed herewith as an exhibit.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Compensation of Executive Officers and Directors

During the year ended April 30, 2009, no officer or director of UVHO or Coronado earned more than US $100,000.

Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase shares of common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Transaction formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Description of Securities

As of September 21, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of September 21, 2009 and immediately after Closing, an aggregate of 9,289,000 shares of Common Stock were outstanding, including shares issued pursuant to the Closing, including the shares that are subject to cancellation by the resigning officers and directors within 120 days of the Closing Date.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “UVHO.”  Our Common at or near ask prices at any given time may be relatively small or non-existent. There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future. You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report. We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Holders

As of September 21, 2009, 9,289,000 shares of Common Stock are issued and outstanding, including the 5,000,000 shares issued to Judith Lee and Lanny M. Roof that are being held in escrow and subject to cancellation within 120 days from Closing.  There are approximately 40 shareholders of our Common Stock.

Transfer Agent and Registrar

Globex Transfer, LLC is currently the transfer agent and registrar for our Common Stock.  Its address is 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.  Its phone number is (386) 206-1133.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any equity compensation plans as of September 18, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Legal Proceedings

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Changes in and Disagreements with Accountants

During the fiscal years ended April 30, 2009 and 2008, and through the date hereof, neither us nor anyone acting on our behalf consulted JSWA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on UVHO’s financial statements, and neither a written report was provided to us or oral advice was provided that JSWA concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Indemnification of Directors, Officers and Consultants

Our Articles of Incorporation provide that no director, officer of or consultant to the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends is not so eliminated.  The corporation shall advance or reimburse reasonable expenses incurred by an affected officer, director or consultant without regard to the above limitations, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation. Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the conversion of the Coronado Note, on September 21, 2009, we issued 2,100,000 shares of our Common Stock to the Coronado Noteholders pursuant to the terms of the Coronado Note and at a $1.55 per share conversion price.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the Lock-Up Agreement on September 21, 2009, we issued 85,000 shares of our Common Stock to Tryon under certain conditions.
Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the Financial Advisory Agreement with C.K. Cooper & Company, Inc. dated September 21, 2009, we issued 5,000 shares of our Common Stock to C.K. Cooper & Company, Inc.
Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Transaction, effective September 21, 2009, we issued 2,100,000 shares of our Common Stock to the Coronado Noteholders.  In connection with this transaction, we also entered into certain cancellation agreements, whereby Judith Lee and Lanny M. Roof have agreed to deposit their 5,000,000 shares in escrow and cancel all 5,000,000 shares within 120 days following the Closing of the Transaction. As such, and in connection with the Closing of this Transaction, immediately following the cancellation of the 5,000,000 shares owned by Lanny M. Roof and Judith Lee, collectively, there will be a change of control with no one shareholder owning majority control but the three Coronado Noteholders holding 48.96% of the outstanding shares, collectively.

Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the unit purchase agreement, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report, Judith Lee resigned as our director and from all offices of UVHO.

Further, effective September 21, 2009, Jeffrey Beunier (the “New Director”) was appointed as our Chairman of the Board of Directors.  Finally, effective immediately at the Closing Date, our New Director was also appointed as our President and Chief Executive Officer.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

Effective September 21, 2009, Judith Lee and Lanny M. Roof have agreed to resign as the directors of UVHO. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

Effective September 21, 2009, Lenny M. Roof and Judith Lee resigned as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Secretary.

(c)   Appointment of Directors and Officers

Effective immediately at the Closing Date, the following person was appointed as our director and officer:

NAME	AGE	POSITION
Jeffrey Beunier	36	President, CEO, CFO and Chairman of the Board of Directors

The business background descriptions of the newly appointed director and officer are as follows:

Jeffrey Beunier: President, Chief Executive Officer, Chief Financial Officer and Chairman. He is the founder and principal of Open Choke Capital Management, LLC in Denver, Colorado since June 2007. His responsibility is to mainly provide consulting services reviewing publically traded energy sector companies to a buy side hedge fund and advising independent oil and gas operators on capital structure and funding sources.. From February 2005 to June 2007, Mr. Beunier was the Vice President and Portfolio Director of Madison Capital Management, LLC. He was responsible for sourcing, underwriting, and managing distressed investment opportunities and sourcing, underwriting, structuring, and managing investment opportunities in the commercial, industrial and energy sectors. He was responsible for advising Madison’s various business lines on workout strategy and risk mitigation. From July 2003 to November 2004, he also worked for Summit Investment Management, LLC as a Senior Underwriter and Senior Asset Officer. From September 2001 to July 2003, Mr. Beunier worked at Washington Mutual Bank as the Vice President and Senior Special Asset Officer. Mr. Beunier holds Bachelor degree from the Pennsylvania State University where he majored in Accounting with a minor in Real Estate.  In March 2001, he became a licensed CPA.

d) Employment Agreements of the Executive Officers

Jeffrey Beunier has an at will employment contract with us for a start date of September 14, 2009.  Pursuant to the terms of his employment, he is receiving a base salary of $200,000 per year and a stock option to purchase 220,000 shares of common stock which shall vest in equal installments on a quarterly basis for three years.  Additionally, he will be entitled to royalty interests of 1% on all acquired leases, wells and properties sourced by Mr. Beunier during the time of his employment.  Mr. Beunier will also be entitled to an annual bonus subject to the board’s approval.  A copy of his employment agreement is attached hereto as Exhibit 10.5.
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 21, 2009, the Board of Directors of UVHO authorized the change in the fiscal year end of UVHO from April 30 to December 31.

Item 5.06  Change in Shell Company Status

As explained more fully in item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of this transaction. As a result of the Transaction, specifically the Unit Purchase Agreement, Coronado became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the Transaction, please see information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired
The Unaudited Financial Statements of Coronado for the period from Inception (May 31, 2009) though June 30, 2009 are filed as Exhibit 99.1 to this current report on Form 8-K.
(b)	Pro Forma financial information

The Unaudited Pro Forma Financial information of UVHO and Coronado for the period ended July 31, 2009 related to the acquisition of Coronado are filed as Exhibit 99.2 to this current report on Form 8-K.

(c)	Shell company transactions
Not applicable.
(d)	Exhibits

10.1	Unit Purchase Agreement, dated September 21, 2009.

10.2	Coronado Note, dated May 31, 2009

10.3	Lock-Up Agreement, dated September 21, 2009.

10.4	Equipment Purchase Agreement, dated May 31, 2009

10.5	Employment Agreement of Jeffrey Beunier

14.1	Code of Ethics

99.1	Financial Statements for the period from Inception (May 31, 2009) through June 30, 2009.

99.2	Unaudited Pro Forma Financial information of UVHO and Coronado for the period ended July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HOLDINGS INC.

Date: September 22, 2009	By:	/s/ Jeffrey Beunier
Jeffrey Beunier President, Chief Executive Officer and Chairman of the Board of Directors